SIDE AGREEMENT


          THIS AGREEMENT is made as of the 26th day of October, 1998.

BETWEEN:

          BIG HORN RESOURCES LTD., a corporation governed by the laws of Canada ("Big Horn")

                                    - and -

          EUROGAS, INC., a corporation governed by the laws of the State of Utah, United States of America ("EuroGas")


          WHEREAS Big Horn has agreed, subject to receipt of all regulatory and shareholder approvals, to issue, by way of private placement, an aggregate of 10,000,000 common shares at a price of $0.65 per share;

          AND WHEREAS pursuant to a share subscription agreement of even date herewith between Big Horn and EuroGas, EuroGas has agreed to purchase an aggregate of 8,500,000, common shares of Big Horn;

          AND WHEREAS for purposes of temporary convenience, EuroGas has agreed to advance monies in respect of the entire 10,000,000 common shares of Big Horn to be offered by way of private placement;

          AND WHEREAS the proceeds of the private placement are to be held in escrow pending the receipt of all necessary shareholder approvals to the private pursuant to the terms of an Escrow Agreement dated as of even date herewith between Big Horn, EuroGas and Code Hunter Wittmann;

          AND WHEREAS EuroGas has agreed to lend Big Horn the sum of $2,500,000 out of the private placement proceeds pending receipt of all necessary shareholder approvals to the private placement;

          NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby mutually admitted by each of the parties, the parties hereby agree as follows:

                                     ARTICLE 1
                                  INTERPRETATION

1.1 Definitions - Whenever used in this Agreement, unless there is something inconsistent in the subject matter or context, the following terms shall have the following meanings:

     (a) "Agreement" means this Side Agreement, including all schedules and all instruments supplementing or amending or confirming this Agreement and references to "Article" or "Section" mean and refer to the specified Article or Section of this Agreement;

     (b) "Business Day" means a day other than a Saturday, Sunday or statutory holiday in Alberta or Utah;

     (c)  "Common Shares" means common shares of Big Horn;

     (d) "Escrow Agreement" means the agreement entered into among Big Horn, EuroGas and Code Hunter Wittmann of even date herewith respecting the Escrow Funds;

     (e) "Escrow Funds" means the amount of Cdn. $6,500,000, being the subscription funds for the Common Shares offered on the Private Placement;

     (f) "GSA" means the General Security Agreement of even date herewith granted by Big Horn to EuroGas over all of Big Horn's present and after acquired personal property in the form attached hereto as Schedule "C";

     (g)  "Indebtedness" means the amount referred to in Section 2.1 hereof;

     (h)  "Joint Direction" means the direction attached hereto as Schedule "A";

     (i) "Private Placement" means the issuance by way of private placement of an aggregate of 10,000,000 Common Shares at a price of $0.65;

     (j) "Promissory Note" means the promissory note in the form attached hereto as Schedule "B";

     (k) "Regulatory Approvals" means any approval or consent required by any securities regulatory body or stock exchange in Canada or the United States which, upon the advice of the Corporation's legal counsel, may be required in connection with the Private Placement;

     (l) "Shareholder Approvals" means those shareholders holding a majority of the shares entitled to vote at the Shareholders' Meeting have approved of the Private Placement; and

     (m) "Shareholders' Meeting" means the special meeting of the shareholders of Big Horn to be held on or about November 30, 1998 wherein the shareholders of Big Horn will be asked to approve of the Private Placement;

1.2 Definitions - All capitalized terms not otherwise defined in this Agreement but specifically defined in the Escrow Agreement shall have the same meaning in this Agreement as in the Escrow Agreement, unless there is something inconsistent in the subject matter or context.

1.3 Gender and Number - Words importing the singular include the plural and vice versa; and words importing gender include all genders.

1.4 Headings - Article and Section headings contained in this Agreement are included solely for convenience, are not intended to be full or accurate descriptions of content and shall not be considered part of this Agreement.

1.5 Applicable Law - This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable in Alberta and shall be treated, in all respects, as an Alberta contract.

1.6 Currency - Unless otherwise indicated, all dollar amounts referred to in this Agreement and in any notice delivered pursuant to the terms of this Agreement are in Canadian funds.

                                    ARTICLE 2
                                      LOAN

2.1 Loan from EuroGas to Big Horn - EuroGas hereby agrees to lend to Big Horn and Big Horn agrees to borrow from EuroGas the principal sum of TWO MILLION FIVE HUNDRED THOUSAND ($2,500,000) DOLLARS which principal sum shall be paid by Borrower in the manner and upon the terms and conditions contained herein.

2.2 Debit of Escrow Funds - The parties agree that the Indebtedness shall be advanced to Big Horn from the Escrow Funds currently deposited under the Escrow Agreement. In this regard, each of Big Horn and EuroGas agree to execute and deliver to Code Hunter Wittmann the Joint Direction.

2.3 Use - Big Horn covenants and agrees that it will utilize the Indebtedness in order to assist it in purchasing all of the issued and outstanding shares of Ironwood Petroleum Ltd. ("Ironwood") pursuant to a take-over bid mailed by Big Horn to the shareholders of Ironwood dated October 6, 1998.

2.4 Promissory Note - As security for the Indebtedness, Big Horn agrees to deliver to EuroGas the Promissory Note and the GSA.

2.5 Approvals to the Private Placement - The parties agree that in the event that all necessary Shareholder Approvals and Regulatory Approvals to the Private Placement are obtained, then the Indebtedness shall be set-off against the amount owing to Big Horn by EuroGas in respect of the Private Placement. EuroGas shall forthwith thereafter deliver the Promissory Note for cancellation and shall execute all such documents as may be reasonably requested by Big Horn to discharge any security interest registered by or on behalf of EuroGas in connection with the Indebtedness.

2.6 Interest - The Indebtedness shall bear no interest provided, however, that in the event that Big Horn does not receive all necessary Shareholder Approvals and Regulatory Approvals by December 31, 1998, then the Indebtedness shall bear interest from and after the date hereof as set out in the Promissory Note.

2.7 Pre-Payment - Big Horn shall not be entitled to pay any or all of the Indebtedness until such time as the Shareholders' Meeting has been concluded.

2.8 Payment - Notwithstanding anything else herein, subject to Section 2.5 hereof, the Indebtedness shall be due and payable by Big Horn on December 31, 1998.

2.9 Positive Covenants - Big Horn covenants and agrees that, from and including the date hereof until the termination of this Agreement, it will use reasonable commercial efforts to:

     (a)  comply in all material respects with its existing bank loan terms;

     (b) pay, when due, all taxes and other obligation provided it is not validly contesting same;

     (c) file, in a timely manner, all documentation required to be filed by it by law or by any securities regulatory body or stock exchange;

     (d)  conduct its business in the usual and ordinary course; and

     (e) diligently pursue the final approval for listing of its common shares on The Toronto Stock Exchange.

2.10 Negative Covenants - Big Horn covenants and agrees that, from and including the date hereof until the termination of this Agreement, it shall not, without the prior consent of EuroGas, not to be unreasonably withheld:

     (a)  declare or pay any dividends in respect of its shares;

     (b) except in respect of its outstanding take-over bid to purchase all the shares of Ironwood Petroleum Ltd., incur any indebtedness for borrowed money except in the ordinary course of business;

     (c) except in respect of its outstanding take-over bid to purchase all the shares of Ironwood Petroleum Ltd., purchase any property or assets of any other individual or entity except in the ordinary course of business (which for the purposes of this subsection 2.10(c) shall mean any property or assets having a purchase price in excess of $2,000,000);

     (d) make any extraordinary payments to any directors, officers or employees; or

     (e) grant, sell, pledge or agree to issue any warrants, options or other securities convertible into common shares;

                                   ARTICLE 3
                                    GENERAL

3.1       Time of the Essence - Time shall be of the essence of this Agreement.

3.2 Termination - This Agreement shall automatically terminate upon the earlier of:

     (a) the date of the Shareholders' Meeting, provided all necessary Shareholder Approvals and Regulatory Approvals have been obtained; or

     (b)  December 31, 1998.

3.3 Notice - Any notice or other communication or writing required or permitted to be given under this Agreement or for the purposes of this Agreement (a "notice") shall be in writing and shall be sufficiently given if delivered personally or if transmitted by facsimile transmission (with original to follow by mail) or other form of recorded communication tested prior to transmission, to:

     (a)  in the case of a notice to Big Horn:

          Big Horn Resources Ltd.
          1717, 700 - 4th Avenue S.W.
          Calgary, Alberta T2P 3J4

          Attention:     Mr. Reg Greenslade
          Fax:      (403) 294-1197

     (b)  in the case of a notice to EuroGas:

          EuroGas, Inc.
          942 East 7145 South, #101A
          Midvale, Utah
          U.S.A.  84047

          Attention:     Hank Blankenstein
          Fax:      (801) 255-2005

or to such other address as the party to whom such notice is to be given shall have last notified the party giving the same in the manner provided in this Section. Any notice so delivered shall be deemed to have been given and received on the day it is so delivered at such address, provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following the day it is so delivered. Any notice so transmitted by facsimile transmission or other form of recorded communication shall be deemed to have been given and received on the day of its confirmed transmission (as confirmed by the transmitting medium), provided that if such day is not a Business Day then the notice shall be deemed to have been given and received on the Business Day next following such day.

3.4 Severability - Any condition hereof that is held to be inoperative, unenforceable or invalid in any jurisdiction shall be inoperative, unenforceable or invalid in that jurisdiction without affecting any other condition hereof in that jurisdiction or the operation, enforceability or validity of that condition in any other jurisdiction, and to this end the conditions hereof are declared to be severable.

3.5 Further Assurances - Big Horn and EuroGas will at any time and from time to execute and deliver such further documents and do such further acts and things as may reasonably be requested in order to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement.

3.6 Amendment - No modification, variation, waiver or amendment of any of the provisions of this Agreement shall be made unless in writing as agreed to between the parties.

3.7 No Waiver - No failure or delay on the part either of Big Horn and EuroGas in exercising any right, power or remedy provided herein may be, or may be deemed to be, a waiver thereof; and no single or partial exercise of any right, power or remedy shall preclude any other or further exercise of such right, power or remedy or any other right, power or remedy.

3.8 Successors - This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their successors and assigns.

3.9 Counterparts - This Agreement may be executed by the parties in separate counterparts each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF the parties have duly executed this Agreement.


BIG HORN RESOURCES LTD.                   EUROGAS, INC.


Per: /s/ Reginald Greenslade              Per: /s/ Hank Blankenstein